EXHIBIT 8.1

List of Subsidiaries

•	Eddia International Group Limited, incorporated in the British Virgin Islands

•	Giant Interactive (HK) Limited, incorporated in the Hong Kong Special Administrative Region of People’s Republic of China

•	Shanghai Zhengtu Information Technology Co., Ltd., incorporated in the People’s Republic of China

•	Zhuhai Zhengtu Information Technology Co., Ltd., incorporated in the People’s Republic of China

•	Shanghai Zhengduo Information Technology Co., Ltd., incorporated in the People’s Republic of China

•	Hangzhou Snow Wolf Software Co., Ltd., incorporated in the People’s Republic of China

•	Shanghai Jujia Network Technology Co., Ltd., incorporated in the People’s Republic of China

•	Shanghai Juhuo Network Technology Co., Ltd., incorporated in the People’s Republic of China

•	Shanghai Juhe Network Technology Co., Ltd., incorporated in the People’s Republic of China

•	Shanghai Juxian Network Technology Co., Ltd., incorporated in the People’s Republic of China

•	Shanghai Juyan Network Technology Co., Ltd., incorporated in the People’s Republic of China

•	Chengdu Jufan Network Technology Co., Ltd., incorporated in the People’s Republic of China

•	Shanghai Juquan Network Technology Co., Ltd., incorporated in the People’s Republic of China

•	Shanghai Juxi Network Technology Co., Ltd., incorporated in the People’s Republic of China

•	Guangzhou Langqi Network Technology Co., Ltd., incorporated in the People’s Republic of China

•	Shanghai Giant Network Technology Co., Ltd., incorporated in the People’s Republic of China

•	Wuxi Giant Network Technology Co., Ltd., incorporated in the People’s Republic of China

•	Shanghai Zhengju Information Technology Co., Ltd., incorporated in the People’s Republic of China